UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 16, 2022

AEGLEA BIOTHERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-37722	46-4312787
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

805 Las Cimas Parkway Suite 100 Austin, TX	78746
(Address of principal executive offices)	(Zip Code)

(512) 942-2935

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 Par Value Per Share	AGLE	The Nasdaq Stock Market LLC (Nasdaq Global Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 16, 2022, Steven Weber, the Vice President and Corporate Controller of Aeglea Biotherapeutics, Inc. (the “Company”), and the Company’s principal accounting officer, notified the Company that he will be resigning from his positions, effective March 25, 2022.

On March 17, 2022, the Company appointed Jonathan Alspaugh, age 39, Chief Financial Officer, as its principal accounting officer, effective immediately. Mr. Alspaugh has served as our Chief Financial Officer since July 2021. Prior to joining Aeglea, between April 2013 and June 2021, Mr. Alspaugh served in various roles of increasing responsibility at Evercore, including as Managing Director in the firm’s corporate advisory business. Prior to that, Mr. Alspaugh was a member of Barclays Capital’s global healthcare investment banking team. Mr. Alspaugh received an S.M. from the Harvard-MIT Division of Health Sciences and Technology, an M.B.A. from the Massachusetts Institute of Technology Sloan School of Management and a B.S.E. and an M.S.E. in Nuclear Engineering and Radiological Sciences from the University of Michigan.

There are no arrangements or understandings between Mr. Alspaugh and any other persons, pursuant to which he was appointed as principal accounting officer, no family relationships among any of the Company’s directors or executive officers and Mr. Alspaugh and he has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AEGLEA BIOTHERAPEUTICS, INC.

Date: March 18, 2022	By:	/s/ Jonathan Alspaugh
Jonathan Alspaugh
Chief Financial Officer

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